UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

July 6, 2018

Date of Report (Date of earliest event reported)

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

11422 Miracle Hills Drive, Suite 300
Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of Director

On July 6, 2018, James C. Shay notified Ballantyne Strong, Inc. (the “Company”) of his resignation from the Company’s Board of Directors, effective immediately.

(d)	Election of Director

On July 11, 2018, the Company’s Board of Directors appointed Colonel Jack H. Jacobs to serve as an independent director until the 2018 Annual Meeting of Stockholders, at which time it is anticipated that Colonel Jacobs will stand for election by the stockholders.

Colonel Jacobs, age 72, is the Melcher Family Chair and Professor of Humanities and Public Affairs at the United States Military Academy at West Point, where he has been teaching since 2005, and a principal of The Fitzroy Group, Ltd., a firm that specializes in the development of residential real estate in London and invests both for its own account and in joint ventures with other institutions, for over 20 years. He has served as an on-air military analyst for NBC News since 2002. Colonel Jacobs was a co-founder and Chief Operating Officer of AutoFinance Group Inc., one of the firms to pioneer the securitization of debt instruments, from 1988 to 1989; the firm was subsequently sold to KeyBank. He was a Managing Director of Bankers Trust Corporation, a diversified financial institution and investment bank, where he ran foreign exchange options worldwide and was a partner in the institutional hedge fund business. Colonel Jacobs’ military career included two tours of duty in Vietnam where he was among the most highly decorated soldiers, earning three Bronze Stars, two Silver Stars and the Medal of Honor, the nation’s highest combat decoration. He retired from active military duty as a Colonel in 1987. Colonel Jacobs has been a member of the board of directors of Paragon Technologies, Inc. (OTCMKTS: PGNT) since 2012, Datatrak International, Inc. (OTCMKTS: DTRK) since 2016 and Resonant Inc. (NASDAQ: RESN) since 2018. From 2007 to 2012, Colonel Jacobs served as a member of the Board of Directors of Xedar Corporation, a public company; from June 2006 to 2009, he was a director of Visual Management Systems, a private company; and he was a director of BioNeutral Group, Inc., a public company, until 2009. From October 17, 2013 to October 28, 2013, Colonel Jacobs served on the board of SED International Holdings, Inc. He was previously a director of Premier Exhibitions, Inc. Colonel Jacobs is Co-Chairman of the Medal of Honor Foundation and a member of the Board of Trustees of the USO of New York. He is the author of the book “If Not Now, When?: Duty and Sacrifice in America’s Time of Need.” Colonel Jacobs received a Bachelor of Arts and a Master’s degree from Rutgers University. Colonel Jacobs is “independent” under the corporate governance requirements of the NYSE American stock exchange. Colonel Jacobs has been appointed to the Board’s Audit Committee.

There is no agreement or understanding between Colonel Jacobs and any other person pursuant to which he was elected to the Board. Colonel Jacobs is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Colonel Jacobs will participate in the standard non-employee director compensation arrangements described in the Company’s proxy statement for its 2017 Annual Meeting of Stockholders, including: (a) an annual retainer of $25,000; (b) $1,500 for each Board meeting attended; (c) $500 for each Board meeting held via teleconferencing; and (d) an annual grant of restricted stock units vesting one year from the date of grant. For 2017, this represented 4,405 shares.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Press Release, dated July 12, 2018, announcing the resignation of James C. Shay from the Board of Directors and the appointment of Colonel Jack H. Jacobs to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE STRONG, INC.

Date: July 12, 2018	By:	/s/ Lance V. Schulz
Lance V. Schulz
Senior Vice President, Chief Financial Officer